Exhibit 99.1

VF Corporation Updates Long-Term Strategic Growth Plan and Introduces Fiscal 2024 Financial Outlook

DENVER--(BUSINESS WIRE)--September 25, 2019--VF Corporation (NYSE: VFC) today is hosting a meeting with investors and analysts in Beaver Creek, Colo., to provide an update to the company’s strategic growth plan and key initiatives to deliver long-term sustainable growth and value creation.

This release refers to “adjusted” amounts which reflect adjustments to fiscal 2019 reported amounts related to Williamson-Dickie, Icebreaker®, Altra®, Reef®, the Van Moer business, and Jeans spin-off transaction and deal related expenses, costs related to office relocations and other specified strategic business decisions, and the provisional impact of U.S. tax legislation. This release also refers to “free cash flow”, a term that is defined as operating cash flow less capital expenditures. Reconciliations of measures calculated in accordance with GAAP to adjusted amounts, which are considered non-GAAP measures, are presented in the Appendix to the Investor Day presentation that identifies and quantifies all excluded items, and provides management’s view of why this information is useful to investors.

“Today is an exciting day for VF Corporation as we step into the next phase of our journey as an evolved company,” said Steve Rendle, Chairman, President and Chief Executive Officer. “The past two-and-a-half years represent one of the most transformative periods in VF’s 120-year history. We’ve emerged with a sharpened focus on what’s required to become even more consumer minded and retail centric. With greater clarity to the opportunities ahead, we’re confidently updating our five-year strategic growth plan and financial outlook.”

Fiscal 2024 Strategic Growth Plan

VF’s fiscal 2024 strategic growth plan is an evolution of its 2021 strategic growth plan announced at the 2017 meeting with investors in Boston. The updated five-year growth plan focuses on a slightly modified set of strategic choices. These choices begin with the foundation: 1) transforming into a consumer-minded and retail-centric enterprise in a hyper-digital manner, followed by: 2) driving and optimizing the portfolio; 3) distorting investments to Asia; and, 4) elevating direct channels, while prioritizing digital.

Fiscal 2024 Financial Targets

  Revenue through fiscal 2024 is expected to grow at a five-year compounded annual growth rate (CAGR) between 7 percent and 8 percent, fueled by VF’s largest brands (the Vans®, The North Face®, Timberland® and Dickies® brands) and the company’s International and Direct-to-Consumer business platforms.
  Gross margin is expected to exceed 55.5 percent in fiscal 2024.
  Operating margin is expected to exceed 15.0 percent in fiscal 2024.
  Earnings per share (EPS) is expected to grow at a five-year CAGR of between 12 percent and 14 percent as compared to fiscal 2019 adjusted EPS.
  The company expects to generate approximately $8 billion of free cash flow on a cumulative basis between fiscal 2020 and fiscal 2024 and intends to return $10 billion to shareholders through dividends and share repurchases.
  VF expects to deliver annual total shareholder return (TSR) in the 14 percent to 16 percent range.

As part of the Investor Day event, VF is introducing an evolved corporate logo and branding, the company’s first such update in 21 years.

“To capture the spirit of our evolution and our focus on always becoming a better version of ourselves, we’re introducing an evolved logo that honors our 120-year history while also conveying the energy, confidence and optimism we have for our future,” said Rendle. “And, we’ve incorporated a new tagline that clearly communicates the type of company we are and will continue to be: Purpose led and Performance driven.”

Webcast Replay and Information

The meeting with investors is being broadcast live via the internet, accessible at ir.vfc.com from approximately 11:00 a.m. to 6:00 p.m. (ET). For those unable to listen to the live broadcast, an archived version will be available at the same location. Additionally, all presentations and the event’s transcript (once available) will be accessible at the same location following the event.

Forward-looking Statements

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements in this press release include, but are not limited to: risks associated with the spin-off of our Jeanswear business completed on May 22, 2019, including the risk that VF will not realize all of the expected benefits of the spin-off; the risk that the spin-off will not be tax-free for U.S. federal income tax purposes; and the risk that there will be a loss of synergies from separating the businesses that could negatively impact the balance sheet, profit margins or earnings of VF. There are also risks associated with the relocation of our global headquarters and a number of brands to the metro Denver area, including the risk of significant disruption to our operations, the temporary diversion of management resources and loss of key employees who have substantial experience and expertise in our business, the risk that we may encounter difficulties retaining employees who elect to transfer and attracting new talent in the Denver area to replace our employees who are unwilling to relocate, and the risk that the relocation may involve significant additional costs to us and that the expected benefits of the move may not be fully realized. Other risks include foreign currency fluctuations; the level of consumer demand for apparel, footwear and accessories; disruption to VF’s distribution system; the financial strength of VF's customers; fluctuations in the price, availability and quality of raw materials and contracted products; disruption and volatility in the global capital and credit markets; VF's response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior, intense competition from online retailers, manufacturing and product innovation; increasing pressure on margins; VF's ability to implement its business strategy; VF's ability to grow its international and direct-to-consumer businesses; VF’s and its vendors’ ability to maintain the strength and security of information technology systems; the risk that VF's facilities and systems and those of our third-party service providers may be vulnerable to and unable to anticipate or detect data security breaches and data or financial loss; VF's ability to properly collect, use, manage and secure consumer and employee data; stability of VF's manufacturing facilities and foreign suppliers; continued use by VF's suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; continuity of members of VF’s management; VF's ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF's ability to execute and integrate acquisitions; changes in tax laws and liabilities; legal, regulatory, political and economic risks; the risk of economic uncertainty associated with the pending exit of the United Kingdom from the European Union ("Brexit") or any other similar referendums that may be held; and adverse or unexpected weather conditions. More information on potential factors that could affect VF's financial results is included from time to time in VF's public reports filed with the Securities and Exchange Commission, including VF's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

About VF

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Contacts

Joe Alkire
Vice President, Corporate Development,
Investor Relations and Treasury
(720) 778-4051

Craig Hodges
Vice President,
Corporate Affairs
(720) 778-4116